Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF PFSWEB AND eCOST
     The following selected unaudited pro forma condensed combined financial statements give effect to the merger of PFSweb and eCOST under the purchase method of accounting. The pro forma adjustments are made as if the merger had been completed on January 1, 2004 for the results of operations data for the year ended December 31, 2004 and for the nine months ended September 30, 2005, and as of September 30, 2005 for balance sheet purposes.
     Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price is recorded as goodwill. A preliminary valuation was conducted to assist the management of PFSweb in determining the fair values of a significant portion of these assets and liabilities. This preliminary valuation has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements. A final determination of these fair values were not able to be made prior to the completion of the merger. The final valuation will be based on the actual net tangible and intangible assets and liabilities assumed of eCOST that exist as of the date of the completion of the merger.
     The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as management of PFSweb and eCOST are in the process of making these assessments and estimates of these costs are not currently known. However, costs will ultimately be recorded for costs associated with integration activities that would affect amounts in the pro forma financial statements.
     These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities, the timing of completion of the merger and other changes in eCOST’s net tangible and intangible assets that occur prior to completion of the merger could cause material differences in the information presented.
     These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of PFSweb and the historical financial statements and accompanying notes of eCOST included in the joint proxy statement/prospectus filed on December 21, 2005. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2005

			Pro Forma			Pro Forma
	PFSweb	eCOST	Adjustments	Notes		Combined
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,681	$6,290	$868	(a	)	$21,839
Restricted cash	1,409	—	—			1,409
Accounts receivable, net	45,059	5,080	—			50,139
Inventories, net	38,583	6,737	(952)	(b	)	44,368
Other receivables	9,745	—	—			9,745
Prepaid expenses and other current assets	3,682	894	(228)	(c	)	4,348

Total current assets	113,159	19,001	(312)			131,848

PROPERTY AND EQUIPMENT, net	12,995	1,868	—			14,863
RESTRICTED CASH	150	—	—			150
NET INTANGIBLE ASSETS	—	—	7,500	(d	)	7,500
GOODWILL	—	—	11,379	(e	)	11,379
OTHER ASSETS	1,198	179	—			1,377

Total assets	$127,502	$21,048	$18,567			$167,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$20,849	$—	$—			$20,849
Trade accounts payable	58,306	7,015	—			65,321
Accrued expenses	10,224	3,208	1,400	(f	)	14,832
Due to Affiliate, net	—	1,082	—			1,082
Deferred revenue	—	1,167	(1,035)	(b	)(g)	132

Total current liabilities	89,379	12,472	365			102,216

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,551	—	—			6,551
DEFERRED TAXES	1,976	—	—			1,976
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—			—
Common stock of PFSweb	23	—	19	(h	)	42
APIC — PFSweb	58,697	—	26,759	(h	)	85,456
Common stock of eCOST.com	—	18	(18)	(i	)	—
APIC — eCOST.com	—	34,152	(34,152)	(i	)	—
Deferred stock-based compensation	—	(958)	958	(i	)	—
Accumulated deficit	(30,290)	(24,636)	24,636	(i	)	(30,290)
Accumulated other comprehensive income	1,251	—	—			1,251
Treasury stock at cost	(85)	—	—			(85)

Total shareholders’ equity	29,596	8,576	18,202			56,374

Total liabilities and shareholders’ equity	$127,502	$21,048	$18,567			$167,117

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the fiscal year ended December 31, 2004

			Pro Forma			Pro Forma
	PFSweb	eCOST	Adjustments	Notes		Combined
	(In thousands, except per share
	data)
Condensed Combined Statements of Operations Data:
Revenues:
Product revenue, net	$267,470	$178,464	$—			$445,934
Service fee revenue	42,076	—	—			42,076
Pass-through revenue	12,119	—	—			12,119

Total revenues	321,665	178,464	—			500,129

Costs of revenues:
Cost of product revenue	251,968	162,139	—			414,107
Cost of service fee revenue	28,067	—	—			28,067
Cost of pass-through revenue	12,119	—	—			12,119

Total costs of revenues	292,154	162,139	—			454,293

Gross profit	29,511	16,325	—			45,836
Percent of revenues	9.2%	9.1%				9.2%
Selling, general and administrative expenses	27,091	18,384	917	(j	)	46,392

Income (loss) from operations	2,420	(2,059)	(917)			(556)
Percent of revenues	0.8%	(1.2)%				(0.1)%
Interest expense (income), net	1,460	(67)	—			1,393

Income (loss) before income taxes	960	(1,992)	(917)			(1,949)
Income tax expense (benefit)	734	(784)	784	(k	)	734

Net income (loss)	$226	$(1,208)	$(1,701)			$(2,683)

Per share data:
Net income (loss) per share:
Basic	$0.01					$(0.07)

Diluted	$0.01					$(0.07)

Weighted average number of shares outstanding:
Basic	21,332		18,858			40,190
Diluted	23,468		18,858			40,190
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the nine months ended September 30, 2005

			Pro Forma			Pro Forma
	PFSweb	eCOST	Adjustments	Notes		Combined
	(In thousands, except per share data)
Condensed Combined Statements of Operations Data:
Revenues:
Product revenue, net	$189,352	$134,290	$—			$323,642
Service fee revenue	45,274	—	—			45,274
Pass-through revenue	13,601	—	—			13,601

Total revenues	248,227	134,290	—			382,517

Costs of revenues:
Cost of product revenue	176,651	125,084	(1,339)	(l	)	300,396
Cost of service fee revenue	33,860	—	—			33,860
Cost of pass-through revenue	13,601	—	—			13,601

Total costs of revenues	224,112	125,084	(1,339)			347,857

Gross profit	24,115	9,206	1,339			34,660
Percent of revenues	9.7%	6.9%				9.1%
Selling, general and administrative expenses	23,359	17,393	2,027	(j	)(l)	42,779

Income (loss) from operations	756	(8,187)	(688)			(8,119)
Percent of revenues	0.3%	(6.1)%				(2.1)%
Interest expense (income), net	1,325	(139)	—			1,186

Loss before income taxes	(569)	(8,048)	(688)			(9,305)
Income tax expense (benefit)	644	5,350	(5,350)	(k	)	644

Net income (loss)	$(1,213)	$(13,398)	$4,662			$(9,949)

Per share data:
Net loss per share:
Basic	$(0.05)					$(0.24)

Diluted	$(0.05)					$(0.24)

Weighted average number of shares outstanding:
Basic	22,349		18,858			41,207
Diluted	22,349		18,858			41,207
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
1. Basis of Presentation and New Accounting Pronouncements
     These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of PFSweb and eCOST giving effect to the merger transaction and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the merger transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.
     The merger transaction will be accounted for using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States, with PFSweb treated as the “acquiror” and eCOST as the acquired company.
     The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of PFSweb and eCOST, for the nine months ended September 30, 2005 and the fiscal year ended December 31, 2004, giving effect to the merger and related events as if they had been consummated on January 1, 2004. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of PFSweb and the historical consolidated balance sheet of eCOST, giving effect to the merger and related events as if they had been consummated on September 30, 2005.
     The unaudited pro forma condensed combined income statements do not reflect significant operational and administrative cost savings, which are referred to as synergies, that management of the combined company estimates may be achieved as a result of the merger transaction, or other incremental costs that may be incurred as a direct result of the merger transaction.
2. Purchase Price and Financing Considerations
Purchase Price
     The merger agreement provides that each outstanding share of eCOST common stock will be converted into the right to receive one share of PFSweb common stock. The merger agreement also provides that upon completion of the merger, all options outstanding under various eCOST’s option plans were canceled.
     For purposes of presentation in the unaudited pro forma condensed combined financial information, the preliminary estimate of the purchase price for eCOST is assumed to be as follows:

Number of shares of eCOST common stock outstanding (see Financing Considerations below) (in thousands)	18,858
Exchange ratio	1.00

18,858
Multiplied by PFSweb’s stock price (see Financing Considerations below)	$1.42

Share consideration (in thousands)	$26,778
Estimated transaction costs (in thousands)	1,400

Estimated purchase price (in thousands)	$28,178

     The tangible and intangible assets and liabilities assumed of eCOST will be recorded as of the merger transaction date, at their respective fair values, and added to those of PFSweb. The reported financial position and results of operations of PFSweb after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of eCOST. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The final purchase price allocation, which will be determined subsequent to the closing of the merger, and its effect on results of operations, may differ significantly from the pro forma amounts included in this section, although these amounts represent management’s best estimate.
     For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of tangible and intangible assets and liabilities assumed as follows:

(In thousands)
Book value of net assets acquired at September 30, 2005	$8,576
Remaining allocation:
Deferred revenue adjustment, net	83
Write-off of prepaid insurance policy	(228)
Proceeds from exercise of stock options	868
Identifiable intangible assets at fair value(1)	7,500
Goodwill	11,379

Estimated purchase price	$28,178

(1)	PFSweb estimates that substantially all of the acquired identifiable intangible assets will be attributable to the following categories:

			Estimated
	Estimated	Estimated	Annual
	Fair Value	Useful Lives	Amortization
	(In thousands)		(In thousands)
Trademark name	$5,000	10 years	$500
Customer relationships	2,500	6 years	417
     PFSweb recognizes that if the final valuation, which is expected to be completed within three to six months from the completion of the merger, derives different amounts from their estimate, PFSweb will adjust these expected identifiable intangible amounts to those amounts.
     In accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the goodwill associated with the merger will not be amortized.
Financing Considerations
     The unaudited pro forma condensed combined financial information included herein reflects management’s best estimate of the amounts of financing at the time this unaudited pro forma condensed combined financial information was prepared. The unaudited pro forma condensed combined financial information presented herein assumes the following:
     PFSweb issued approximately 18.9 million shares of PFSweb common stock to eCOST in the transaction. For purposes of computing the purchase price, the price of the PFSweb common stock issued was $1.42 per common share, based on the average closing price of PFSweb’s common stock on NASDAQ for the period beginning two days prior to the consummation of the merger and ending on the consummation of the merger.
3. Pro Forma Adjustments
     Adjustments included in the column under the heading “Pro Forma Adjustments” in both the unaudited pro forma combined balance sheet and statements of operations correspond with the following:

Pro Forma Balance Sheet Adjustments
     (a) The adjustment represents cash received for approximately 1.1 million in-the-money stock options exercised by eCOST option holders prior to the merger.
     (b) The adjustment represents the cost of product related to inventory in transit to customers and not legally owned by eCOST as of September 30, 2005.
     (c) The adjustment represents a write-off of a prepaid insurance policy that will no longer have value as a result of the merger.
     (d) The adjustment represents the estimated value of identifiable intangible assets consisting of $5.0 million for trademark name and $2.5 million for customer relationships.
     (e) The adjustment records goodwill from the purchase price allocation of $11.4 million.
     (f) The adjustment to accrued expenses represents the accrual of PFSweb’s direct merger transaction costs of approximately $1.4 million, which consists primarily of legal and professional fees and have been included in the purchase price. Actual costs may vary from such estimates.
     (g) The adjustment represents the elimination of deferred revenue related to inventory in transit to customers as of September 30, 2005.
     (h) The adjustments to common stock and additional paid in capital of approximately $19,000 and $26.8 million, respectively, represent the par value and additional paid in capital of the shares to be issued by PFSweb to effect the combination.
     (i) The adjustments represent the elimination of acquired historical eCOST shareholders’ equity.
Pro Forma Statements of Operations Adjustments
     (j) The adjustment to depreciation and amortization represents amortization of certain acquired intangibles, such as trademark name and customer relationships. The combined company expects to amortize the estimated fair value of the identifiable intangible assets of approximately $7.5 million with finite lives on a straight-line basis over an estimated average useful life of 6-10 years. Upon finalization of the asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly.
     (k) The adjustment represents the reversal of eCOST’s income taxes as no income tax expense or benefit would have been recorded for the operations of eCOST had such operations been combined with PFSweb for the periods presented.
     (l) Certain of eCOST’s fulfillment expenses, totaling approximately $1.3 million for the period from April 2005 to September, 2005 have been reclassified to selling, general and administrative expense from cost of product revenue to be consistent with PFSweb’s financial statement presentation. Prior to April 2005, fulfillment services were provided by PC Mall and were included in the cost of product purchased from PC Mall.
     The unaudited pro forma condensed combined statements of operations do not reflect compensation expense of approximately $0.3 million, which under SFAS 123R, Share-Based Payment, which will be adopted by PFSweb in the first quarter of 2006, is the expected annual impact of granting approximately 750,000 options to purchase PFSweb common stock to officers and key employees of eCOST in 2006 on the effective date of the merger at an estimated fair value of $1.19 per option, which will vest over approximately 3 years.
4. Cost Savings
     The unaudited pro forma condensed combined financial statements do not reflect the expected realization of annual recurring cost savings of approximately $4 million to $5 million in the first full year of operations. These savings are expected to result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure and reduced freight costs. Although management expects that cost savings will result from the merger, there can be no assurance these cost savings will be achieved.
5. Pro Forma Net Loss Per Share
     Pro forma net loss per common share for the nine months ended September 30, 2005 and the fiscal year ended December 31, 2004 have been calculated based on a pro forma basis which reflects the issuance of approximately 18.9 million PFSweb common shares to eCOST in the merger as described below. (In millions, except per share data)

September 30,
2005
Pro forma net loss	$(9.9)
Historical PFSweb basic and diluted weighted average shares	22.3
Incremental shares issued in the merger	18.9
Pro forma combined basic and diluted weighted average shares	41.2
Pro forma basic and diluted net loss per common share	$(0.24)

December 31,
2004
Pro forma net loss	$(2.7)
Historical PFSweb basic weighted average shares	21.3
Incremental shares issued in the merger	18.9
Pro forma combined basic and diluted weighted average shares	40.2
Pro forma basic and diluted net loss per common share	$(0.07)

Comparative Per Share Information
     The following table sets forth selected historical per share information of PFSweb and eCOST and unaudited pro forma combined per share information after giving effect to the merger between PFSweb and eCOST, under the purchase method of accounting, assuming that one share of PFSweb common stock had been issued in exchange for each outstanding share of eCOST common stock. You should read this information in conjunction with the selected historical financial information and the historical financial statements of PFSweb and eCOST and related notes that are included in the joint prospectus/proxy statement filed December 1, 2005. The unaudited PFSweb pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes filed with the joint proxy statement/ prospectus on December 21, 2005. The historical per share information is derived from audited financial statements of PFSweb and eCOST as of and for the year ended December 31, 2004 and unaudited financial statements of PFSweb and eCOST as of and for the nine months ended September 30, 2005.
     PFSweb presents the unaudited pro forma combined per share information for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had PFSweb completed the merger at the dates indicated. In addition, the unaudited pro forma combined per share information does not purport to project the future financial position or operating results of the combined company.

	For the Year Ended
	December 31, 2004
	Historical
			Pro
			Forma
	PFSweb	eCOST	Combined
Net income (loss) per share:
Basic	$0.01	$(0.08)	$(0.07)
Diluted	$0.01	$(0.08)	$(0.07)

	For the Nine Months Ended
	September 30, 2005
	Historical
			Pro Forma
	PFSweb	eCOST	Combined
Net loss per share:
Basic and Diluted	$(0.05)	$(0.76)	$(0.24)
     Neither PFSweb nor eCOST have ever paid any cash dividends on their shares of capital stock.
Comparative Market Price
     PFSweb common stock trades on the Nasdaq Capital Market under the symbol “PFSW.” eCOST common stock trades on the Nasdaq National Market under the symbol “ECST.” The table below sets forth the high and low sale prices of PFSweb common stock and eCOST common stock for the periods indicated.

	PFSweb		eCOST
	Common Stock		Common Stock
	High	Low	High	Low
2003
First Quarter ended March 31, 2003	$0.50	$0.35
Second Quarter ended June 30, 2003	0.79	0.34
Third Quarter ended September 30, 2003	2.86	0.59
Fourth Quarter ended December 31, 2003	3.25	1.37
2004
First Quarter ended March 31, 2004	2.15	1.59
Second Quarter ended June 30, 2004	1.85	1.30
Third Quarter ended September 30, 2004*	1.69	1.20	8.19	5.71
Fourth Quarter ended December 31, 2004	3.60	1.45	22.25	6.58

2005
First Quarter ended March 31, 2005	3.75	2.19	16.69	6.30
Second Quarter ended June 30, 2005	2.67	1.66	6.96	2.62
Third Quarter ended September 30, 2005	2.85	1.53	4.38	1.75
Fourth Quarter ended December 31, 2005	1.77	1.05	2.05	1.04

*	eCOST common stock was traded on the Nasdaq National Market under the symbol ‘ECST’ since August 27, 2004.
     The following table provides the high and low closing prices per share of PFSweb common stock and eCOST common stock, each as reported on the Nasdaq Capital Market and the Nasdaq National Market, respectively, on November 9, 2005, the last full trading day preceding the public announcement that PFSweb and eCOST were considering entering into a merger agreement, and January 31, 2006, the last full trading day for which closing prices were available prior to the merger.

					eCOST Common
	PFSweb Common		eCOST		Stock
	Stock		Common Stock		Equivalent(1)
	High	Low	High	Low	High	Low
November 9, 2005	$1.72	$1.62	$1.80	$1.69	$1.72	$1.62
January 31, 2006	$1.50	$1.43	$1.51	$1.39	$1.50	$1.43

(1)	Pro forma equivalent per share values that eCOST stockholders would receive in exchange for each share of eCOST common stock if the merger were completed on these two dates, applying the one for one exchange ratio offered in the merger.
     Neither PFSweb nor eCOST has ever paid any cash dividends on their shares of capital stock. Under the merger agreement, eCOST has agreed not to pay dividends pending the completion of the merger without the written consent of PFSweb. The PFSweb board of directors presently intends to retain earnings, if any, for use in its business and has no present intention to pay cash dividends before or after the merger.
     As of December 21, 2005, there were approximately 5,231 PFSweb shareholders of which approximately 148 were record holders of PFSweb common stock.
     As of December 21, 2005, there were approximately 3,607 eCOST shareholders of which 40 were record holders of eCOST common stock.